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                            STOCK OPTION AGREEMENT


     THIS AGREEMENT is entered into this 13th day of May, 1997, by and between David S. Gergacz ("Gergacz") and Brite Voice Systems, Inc. ("Brite");

     WHEREAS, Gergacz and Brite have heretofore entered into an Employment Agreement dated December 2, 1996; and

     WHEREAS, the Employment Agreement contains, among other things, a grant of options to purchase shares of common stock of Brite in favor of Gergacz; and

     WHEREAS, due to adverse price movements in Brite's common stock since the date of such option grant, the incentive intended to be provided to Gergacz by the options has been substantially diminished; and

     WHEREAS, it is deemed necessary and appropriate and in Brite's best interests to provide significant incentives to Gergacz as Brite's President and Chief Executive Officer;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   NEW OPTION GRANT.

          1.1 OPTION GRANT. Brite hereby grants Gergacz non-statutory stock options ("Options") to purchase 300,000 shares of its no par value common stock (the "Stock") at the option exercise price of $8.50 per share, being the fair market value of the Stock as of the close of business on the date hereof.

          1.2 VESTING OF OPTIONS. Subject to such further limitations and qualifications as are provided herein, the Options shall be exercisable as follows:

               a.   150,000 shares on December 2, 1998; and

               b.   150,000 shares on December 2, 1999.

          Upon termination of Gergacz's employment, Gergacz shall have the right to exercise the Options at any time within ninety (90) days after such termination of employment, to the extent his right to exercise such Options had accrued pursuant to Section 1.2 and had not previously been exercised at the date of such termination. Upon a Change in Control, all previously unexercised Options shall become immediately exercisable and shall be canceled ninety (90) days thereafter.

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          1.3  METHOD OF EXERCISE.  Each option shall be exercised by written notice, directed to the Chief Financial Officer of Brite at Brite's principal place of business and accompanied by a check in payment of the exercise price for the number of shares of Stock being purchased. Brite shall make immediate delivery of the Stock to be acquired upon such exercise, provided that, if any law or regulation requires Brite to take any action with respect to the Stock specified in such notice or for the issuance thereof, the date of delivery of such Stock shall be extended for the period necessary to take such action.

          1.4 TERMINATION OF OPTIONS. Except as herein otherwise stated, each Option, to the extent not previously exercised, shall terminate on December 2, 2006.

          1.5  RECAPITALIZATION.

               a. Subject to any required action by the stockholders, the number of shares of Stock covered by each outstanding Option, and the price per share of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of Brite resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any increase or decrease in the number of such shares effected without receipt of consideration by Brite.

               b. Subject to any required action by the stockholders, if Brite shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled.

               c. In the event of a change in the Stock as presently constituted, which is limited to a change of all if its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock.

               d. To the extent that the foregoing adjustments relate to stock or securities of Brite, such adjustments shall be made by the Board, whose determination in such respect shall be final, binding and conclusive.

               e. Except as hereinbefore expressly provided, Gergacz shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger of consolidation or spin-off of assets or stock of another corporation, and any issue by Brite of shares of stock of any class, or securities convertible into shares of stock of any class, shall not effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

          1.6 RIGHTS PRIOR TO EXERCISE OF OPTION. The Options are nontransferable by Gergacz, and during his lifetime are exercisable only by him; provided, however, in the event of the death of Gergacz, the Options may pass to his executor or administrator or any person who shall acquire the Options directly from Gergacz or his estate by bequest or inheritance. Gergacz shall not have any rights as a stockholder with respect to any

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     shares covered by the Options until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 1.5 hereof.

          1.7 INVESTMENT PURPOSE. The Options are granted on the condition that any purchase of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that in the event the Stock subject to the Options is registered under the Securities Act of 1933, as amended, or in the event a resale of such Stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for Brite, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     2. SURRENDER OF OPTIONS. In consideration of the grant of options provided for in Section 1.1 hereof, Gergacz surrenders to Brite options covering 150,000 share of Stock vesting on December 2, 1998 and options covering 150,000 shares of Stock vesting on December 2, 1999, such options being described in subsections c and d of section 3.2 of the Employment Agreement. Otherwise, to the extent not amended specifically by the terms of this Agreement, the Employment Agreement between Gergacz and Brite shall remain in full force and effect.

     3. GOVERNING LAW. This Agreement is executed pursuant to and shall be governed by the laws of the State of Kansas.

     4. BINDING EFFECT. Subject to all restrictions provided for herein and by applicable law relating to assignment and transfer of job options provided for herein, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings, agreements, written or oral, with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by written instruments signed by the parties.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on and effective as of the date first set forth above.


     Brite Voice Systems, Inc.


By:  /s/ Stanley G. Brannan                  /s/ David S. Gergacz
      ---------------------------            -----------------------
      Stanley G. Brannan                     David S. Gergacz
      Chairman of the Board



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